EXHIBIT 99.2

                           DECKERS OUTDOOR CORPORATION

                        1995 EMPLOYEE STOCK PURCHASE PLAN

                                 (AS AMENDED MARCH, 2000)

         The following constitutes the provisions of the Deckers Outdoor Corporation 1995 Employee Stock Purchase Plan (the "Plan").

1.  Purpose.

         The purpose of the Plan is to maintain competitive equity compensation programs and to provide employees of Deckers Outdoor Corporation (the "Company") with an opportunity and incentive to acquire a propriety interest in the Company through the purchase of the Company's Common Stock, thereby more closely aligning the interests of the Company's employees and stockholders. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended ("Section 423"). Accordingly, the provisions of the Plan shall be construed to extend and limit participation consistent with the requirements of Section 423.

2.  Definitions.

         Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below.

         "Administrator" means the Committee, or the Board if the Board asserts administrative authority over the Plan pursuant to Section 13.

         "Board" means the Board of Directors of the Company.

         "Business Day" means any day other than Saturday, Sunday or day on which the Company's principal executive offices are closed.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means a compensation committee made up of members of the Board meeting the qualifications described in Section 13 and appointed by the Board to administer the Plan.

         "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.


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         "Common Stock Account" means the account established with, and maintained by, the Custodian, for the purpose of holding Common Stock (and dividends thereon) purchased under the Plan.

         "Compensation" means the gross base salary or hourly compensation and the gross amount of any cash bonus paid to a Participant, without reduction for contributions to the Company's 401(k) plan.

         "Custodian" means the agent selected by the Company to hold the Common Stock purchased under the Plan.

         "Eligible Employee" means an Employee who has been an Employee for at least six months.

         "Employee" means any individual who is an employee of the Company for purposes of tax withholding under the Code other than any employee of the Company described in Section 423(b)(4)(A), (B), (C) or (D) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company, except that when the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         "Enrollment Date" means the last Business Day of the first payroll period of the Company ending in September and March of each Offering Period during the duration of the Plan, commencing with the payroll periods the first Business Days of which are the 5th of September 1995 and the 4th March 1996, respectively.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Date" means the last Business Day of August (or in the first week of September) or February (or in the first week of March), as the case may be, of each Purchase Period that corresponds with the end of a payroll period of the Company, commencing with the 1st of March 1996 for the Purchase Period commencing with the 5th of September 1995, and the 30th of August 1996 for the Purchase Period commencing with the 4th of March 1996.

         "Fair Market Value" of the Common Stock on any date means the value of Common Stock determined as follows:

              (1) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as


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     quoted on such exchange or system (or the exchange or system with the greatest volume of trading in the Common Stock) on the date of such determination (or, if such date is not a Trading Day, then on the next preceding Trading Day), as reported in the Wall Street Journal or such other source as the administrator deems reliable; or

              (2) If the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the date of such determination (or, if such date is not a Trading Day, then on the next preceding Trading Day), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

              (3) In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Administrator.

         "Offering Period" means each period of twenty-four (24) months, either
(i) commencing on the first Business Day of each September that corresponds to the beginning of a payroll period of the Company in September (commencing with September 5, 1995), and terminating on the last Business Day of August (or in the first week of September) twenty-four (24) months later that corresponds with the end of a payroll of the Company, or (ii) commencing on the first Business Day of each March that corresponds to the beginning of a payroll period of the Company in March (commencing with March 4, 1996), and terminating on the last Business Day of February (or in the first week of March) twenty-four (24) months later that corresponds with the end of a payroll period of the Company. The Administrator shall have the power to change the duration of Offering Periods without stockholder approval as set forth in Section 12 or if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

         "Option" means the option granted to each Participant pursuant to
Section 4 upon enrollment in an Offering Period.

         "Participant" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.

         "Periodic Exercise Limit" has the meaning set forth in Section 4(a).

         "Plan Account" means the account maintained by the Company for the Participants in the Plan, to which are credited the payroll deductions made for

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such Participant pursuant to Section 5 and from which are debited amounts paid for the purchase of shares upon exercise of such Participant's Option pursuant to Section 6.

         "Purchase Price" as of any Exercise Date means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date or on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower.

         "Purchase Period" means each six-month period within an Offering Period, commencing on the first Business Day of each September that corresponds to the beginning of a payroll period of the Company in September (commencing with September 5, 1995), and March (commencing with March 4, 1995) that corresponds to the beginning of a payroll period for the Company therein and ending on the last Business Day of each August (or in the first week of September) and February (or in the first week of March), respectively, therein.

         "Reserves" means the number of shares of Common Stock covered by each Option that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under Option.

         "Rule 16b-3" means Rule 16b-3 under the Exchange Act and any successor provision.

         "Subsidiary" has the meaning set forth under Section 424(f) of the Code.

         "Trading Day" means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation System are open for trading.

3.  Offering Periods and Participation.

         The Plan shall be implemented through a series of consecutive and overlapping Offering Periods. An Eligible Employee may enroll in an Offering Period by delivering a subscription agreement in the form of Exhibit A hereto to the Company's payroll office at least five (5) Business Days prior to the Enrollment Date for that Offering Period (or such lessor number of Business Days as the Administrator in its sole discretion may permit). Eligible Employees shall participate in only one Offering Period at a time, and a subscription agreement in effect for a Plan Participant for a particular Offering Period shall continue in effect for subsequent Offering Periods if the Participant remains an Eligible Employee and has not withdrawn pursuant to Section 8.

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4.  Options.

         (a) Grants. On the Enrollment Date for each Offering Period, each eligible Employee participating in such Offering Period shall be granted an Option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to the lesser of: (1) Two Thousand (2,000) shares or (2) that number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Enrollment Date (such number of shares under clause (1) or (2) being the "Periodic Exercise Limit"). The Option shall expire immediately after the last Exercise Date of the Offering Period.

         (b) Grant Limitation. Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted an Option under the Plan:

              (i) if, immediately after the grant, such Participant would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (applying the constructive ownership rules of Section 424(d) of the Code and treating stock that a Participant may acquire under outstanding options as stock owned by the Participant); or

              (ii) that permits such Participant's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) in any calendar year (computed utilizing the rules of Section 423(b)(8) of the Code).

         (c) No Rights in Respect of Underlying Stock. The Participant will have no interest or voting right in shares covered by an Option until such Option has been exercised.

         (d) Common Stock Account. As a condition of participation is this Plan, each Participant shall be required to receive shares purchased under the Plan in a Common Stock Account and such Participant's decision to participate in the Plan shall constitute the appointment of the Custodian as custodial agent for purpose of holding such shares. Such Common Stock Account will be governed by, and subject to, the terms and condition of a written agreement with the Custodian.

         (e) Dividends on Shares. Subject to the limitations of Section 4(a) hereof and Section 423(b)(8) of the Code, all cash dividends, if any, paid with respect to shares of Common Stock purchased under the Plan and held in a Participant's Common Stock Account shall be automatically invested in shares of Common Stock purchased at 100 percent of Fair Market Value on the next Exercise Date. All non-cash distributions on Common Stock purchased under the Plan and held in a Participant's Common Stock Account shall be paid to the Participant as soon as practical.

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         (f) Withdrawal of Shares From Common Stock Account. Prior to the
Participant's termination of employment with the Company and its Subsidiaries, a Participant may withdraw some or all of the whole shares held in Participant's Common Stock Account provided that at least twelve (12) months have expired following the Exercise Date on which such shares of Common Stock were purchased under the Plan, and provided further that the Participant provides prior written notice to the Company of such withdrawal if such withdrawal is prior to the expiration of twenty-four (24) months following the Expiration Date on which shares of Common Stock were purchased under the Plan.

5.  Payroll Deductions.

         (a) Participant Designations. The subscription agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage not exceeding twenty percent (20%) of such Eligible Employee's Compensation for the pay period preceding such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of the Participant's Compensation during said Offering Period.

         (b) Plan Account Balances. The Company shall make payroll deductions as specified in each Participant's subscription agreement on each payday during the Offering Period and credit such payroll deductions to such Participant's Plan Account. A Participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         (c) Participant Changes. A Participant may discontinue his or her participation in the Plan as provided in Section 8, or may increase or decrease (subject to such limits as the Administrator may impose) the rate of his or her payroll deductions during any Purchase Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) Business Days after the Company's receipt of the new subscription agreement, unless the Company elects to process a given change in participation more quickly.

         (d) Decreases. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a Participant's payroll deductions shall be decreased to zero percent (0%) at such time during any Purchase Period that is scheduled to end during a calendar year (the "Current Purchase Price") when the aggregate of all payroll deductions previously used to purchase stock under the Plan in a prior Purchase Period


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which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal to $21,250 (based on the 85% discount). Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 8.

         (e) Tax Obligations. At the time of each exercise of a Participant's Option, and at any time any Common Stock issued under the Plan to a Participant is disposed of, the Participant must adequately provide for the Company's federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including, but not limited to, any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

         (f) Statements of Account. The Company shall maintain each Participant's Plan Account and shall give each Plan Participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price applicable to Common Stock purchased, the number of shares purchased, the remaining cash balance, and the dividends received, if any, for the period covered.

6.  Exercise of Options.

         (a) Automatic Exercise on Exercise Dates. Unless a Participant withdraws as provided in Section 8, his or her Option for the purchase of shares will be exercised automatically on each Exercise Date within the Offering Period in which such Participant is enrolled for the maximum whole number of shares of Common Stock as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such Participant's Plan Account and not yet applied to the purchase of shares under the Plan, subject to the Periodic Exercise Limit. All such shares purchased under the Plan shall be credited to the Participant's Common Stock Account. During a Participant's lifetime, a Participant's Options to purchase shares under the Plan shall be exercisable only by the Participant.

         (b) Compliance with Law. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the


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Company may require the Participant for whom an Option is exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Shares issued upon purchase under the Plan may be subject to such transfer restrictions and stop-transfer instructions as the Administrator deems appropriate.

         (c) Excess Plan Account Balances. If, due to application of the Periodic Exercise Limit or otherwise, there remains in a Participant's Plan Account immediately following exercise of such Participant's Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Plan, such cash shall promptly be returned to the Participant; provided, however, that if the next Purchase Period is part of an Offering Period in which the Participant has elected to participate in the Plan (including, without limitation, by not withdrawing pursuant to Section 8), such cash shall be contributed to the Participant's Plan Account for such next Purchase Period.

7.  Automatic Transfer to Low Price Offering Period.

         If the Fair Market Value of the Common Stock on any Exercise Date is lower than the Fair Market Value of the Common Stock on the Enrollment Date for an Offering Period in which such Exercise Date occurs, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

8.  Withdrawal: Termination of Employment.

         (a) Voluntary Withdrawal. A Participant may withdraw from an Offering Period by giving written notice to the Company's payroll office at least five
(5) Business Days prior to the next Exercise Date. Such withdrawal shall be effective beginning five Business Days after receipt by the Company's payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing Participant's payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Plan will be paid to such Participant, and on the effective date of such withdrawal such Participant's Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement with respect thereto.

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         (b) Termination of Employment. Promptly after a Participant's ceasing to be an Employee for any reason all shares of Common Stock held in a Participant's Common Stock Account and the payroll deductions credited to such Participant's Plan Account and not yet applied to the purchase of shares under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10, and such Participant's Option will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) Business Days prior to an Exercise Date, payroll deductions credited to such Participant's Plan account may be applied to the purchase of shares under the Plan on such Exercise Date.

9.  Transferability.

         Neither payroll deductions credited to a Participant's Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by the Participant in any way other than by will, the laws of descent and distribution or as provided in Section 10 hereof and any Option granted to a Participant shall, during such Participant's lifetime, be exercisable only by such Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from an Offering Period in accordance with
Section 8.

10. Designation of Beneficiary.

         A Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Plan Account in the event of such Participant's death and any shares purchased for the Participant upon exercise of his or her Option but not yet issued. If a Participant is married and the designated beneficiary is not the spouse, a spousal consent shall be required for such designation to be effective. A designation of beneficiary may be changed by delivery by the Participant to the Company of a written request to change such designated beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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11. Stock.

         (a) The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be Three Hundred Thousand (300,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 12. If on a given Enrollment Date or Exercise Date the number of shares with respect to which Options are to be granted or exercised exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable and permissible under Section 423 of the Code. Shares of Common Stock subject to unexercised Options that expire, terminate or are canceled will again become available for the grant of further Options under the Plan.

         (b) Shares of Common Stock purchased under the Plan shall not be transferable by a Participant for a period of twelve (12) months immediately following the Exercise Date on which such shares were purchased. In addition, upon the expiration of such 12 month period, shares of Common Stock purchased under the Plan shall not be transferable by a Participant for an additional 12 month period without prior written notice to the Company on a form prescribed by the Committee.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
    Sale.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the Purchase Price, Periodic Exercise Limit, the number of shares in Section 4(a)(1), and other characteristics of the Options (other than the limits of Section 4(b)), shall be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, exchange or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The Administrator may, if it so determines in the exercise of its sole discretion, provide for adjusting the Reserves, as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, in the event the Company effects one or more reorganizations, recapitalizations, rights offering or other increases or reductions of shares of its outstanding Common Stock.

         (b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise


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provided by the Administrator, and all Plan Account balances will be paid to
Participants as the Administrator deems appropriate and consistent with applicable law.

         (c) Merger or Asset Sale. In the event of the merger or other combination (the "Merger Transaction") of the Company with or into another entity, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date. In the event of a proposed sale of all or substantially all of the assets of the Company (an "Asset Transaction" and, along with a Merger Transaction, a "Transaction"), unless the entity purchasing such assets shall expressly agree to assume in writing on the consummation of such Asset Transaction the Company's obligations under this Plan with respect to all outstanding unexercised Options for all Offering Periods that have not expired on the date of such Asset Transaction, all such Offering Periods shall be shortened to such date as shall be set by the Administrator, but in no event shall such date be later than the date of such Asset Transaction (the end of such Offering Period shall constitute the Exercise Date for the Purchase Period in which such date falls, and such new Exercise Date under this sentence or the immediately preceding sentence being referred to herein as the "New Exercise Date"). If the Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution, the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for such Participant's Option has been changed to the New Exercise Date, and that such Participant's Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in
Section 8 (provided that, in such case, the Participant's withdrawal shall be effective if notice thereof is delivered to the Company's payroll office at least two (2) Business Days prior to the New Exercise Date). For purposes of this Section, an Option granted under the Plan shall be deemed to be assumed if, following the Transaction the Option confers the rights to purchase at the Purchase Price (provided that for such purposes the Fair Market Value of the Common Stock on the New Exercise Date shall be the value per share of the consideration paid in the Transaction), for each share of stock subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash or other securities or property) received in the Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Transaction was not solely common equity of the successor entity or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor entity and the Participant, provide for the


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consideration to be received upon exercise of the Option to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction.

13. Administration.

         The Plan shall be administered by the Administrator, which shall have the authority to construe, interpret and apply the terms of the Plan and any agreements defining the rights and obligations of the Company and Participants under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the beginning and ending dates for Offering Periods and Purchase Periods, to determine Enrollment Dates and Exercise Dates, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may, in its discretion, delegate ministerial responsibilities under the Plan to the Company. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. Any action of the Committee shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee shall consist of two or more members of the Board, each of whom shall be disinterested within the meaning of Rule 16b-3, provided, however, that the number of members of the Committee may be reduced or increased from time to time by the Board to the number required or allowed by Rule 16b-3. The Board may from time to time in its discretion exercise any responsibilities or authority allocated to the Committee under the Plan. No member of the Committee or any designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

14. Amendment or Termination.

         (a) Administrator's Discretion. The Administrator may, at any time and for any reason, terminate or amend the Plan. Except as provided in Section 12, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that such termination is in the best interests of the Company and its stockholders. Except as provided herein, no amendment may make any change in any Option theretofore granted that adversely affects the rights of any Participant. To the extent necessary to comply with and qualify under Rule 16b-3 or under Section 423 (or any successor rule or provision or any other applicable law or regulation), the Administrator shall obtain stockholder approval of amendments to the Plan in such a manner and to such a degree as required.

         (b) Administrative Modifications. Without stockholder consent (except as specifically required by applicable law or regulation) and without regard to


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whether any Participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to amend the Plan to the extent necessary to comply with and qualify under Rule 16b-3 and Section 423, change the Purchase Periods and/or Offering Periods, limit the frequency and/or number of changes in payroll deductions during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other then U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable and which are consistent with the Plan.

15. Term of Plan.

         The Plan shall become effective upon the first Enrollment Date after its approval by the Board of Directors of the Company and shall continue in effect for a term of ten years unless sooner terminated pursuant to Section 14.

16. Miscellaneous.

         (a) Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         (b) Subsidiaries. The Administrator may from time to time in its discretion permit persons who are regular full-time employees of any Subsidiary to participate in the Plan on the same terms as Eligible Employees under the Plan.

         (c) Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Board adopts the Plan. If such stockholder approval is not obtained, the Plan and all rights to the Common Stock purchased under the Plan shall be null and void and shall have no effect.

         (d) Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         (e) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of an employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

         (f) Applicable Law. The laws of the State of California shall govern all matters relating to the Plan, except to the extent (if any) superseded by the laws of the United States.

         (g) Headings. Headings used herein are for convenience or reference only and do not affect the meanings or interpretation of the Plan.

                                    Exhibit A
                                    ---------

                           DECKERS OUTDOOR CORPORATION
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

______ Original Application                 Enrollment Date: ______
______ Change in Payroll Deduction Rate
______ Change of Beneficiary(ies)

1. The undersigned hereby elects to participate in the Deckers Outdoor Corporation 1995 Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ___% (not to exceed 10%) of my Compensation (as defined in the Plan) on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted).

3. I understand that, subject to certain limitations, said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that, subject to certain limitations, if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my Option on each Exercise Date within the Offering Period. I also understand that if I do not withdraw from the Plan I will continue to be enrolled in subsequent Offering Periods.

4. I hereby appoint the Custodian to act as Custodian with respect to my Common Stock Account. I understand that all shares of Common Stock purchased under the Plan shall be held for me in a Common Stock Account, administered and maintained by the Custodian. I understand the cash dividends, if any, on shares of Common Stock, purchased at 100% of the Fair Market Value on the next Exercise Date, and such shares shall also be held for me in my Common Stock Account.

5. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan, that capitalized terms used herein have the same meanings as ascribed thereto in the Plan, and that in case of any inconsistency between this Subscription Agreement and the Plan, the Plan shall govern. I understand that the grant of the Option by the Company under this Subscription Agreement is subject to stockholder approval of the Plan, and that if such approval is not obtained, all purchases of Common Stock on my behalf will be null and void.

6. Shares purchased for me under the Plan should be issued in the name(s) of (employee and/or spouse only): _____________________________________

        _________________________________________________________.

7. I understand that the shares of Common Stock purchased under the Plan shall not be transferable for a period of 12 months immediately following the Exercise Date on which such shares were purchased and that upon the expiration of such 12 month period, the shares of Common Stock purchased under the Plan shall not be transferable for an additional 12 month period without prior written notice to the Company on a form prescribed by the Committee.

8. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to the Custodian for holding in my Common Stock Account over the price that I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES, AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my Compensation or other amounts payable to me the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the one-year and two-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period in which those shares were purchased. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I understand that this tax summary is only a summary for general information purposes and is subject to change and I agree to consult with my own tax advisors for definitive advice regarding the tax consequences to me of participation in the Plan and sale of shares purchased thereunder.

9. I agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

10. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the
        Plan:

        NAME: (Please print) ___________________________________________________
                                 (First)           (Middle)             (Last)

        ___________________________                _____________________________
        Relationship
                                                   _____________________________
                                                   (Address)

        NAME: (Please print) ___________________________________________________
                                 (First)           (Middle)             (Last)

        ___________________________                _____________________________
        Relationship
                                                   _____________________________
                                                   (Address)

        Employee's Social Security Number:  ____________________________________
        Employee's Address:                 ____________________________________
                                            ____________________________________
                                            ____________________________________

        I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

        Dated: ________________               __________________________________
                                              Signature of Employee

                                              __________________________________
                                              Spouse's Signature (If beneficiary
                                              other than spouse)



                                      A-3